Exhibit 99.1

Press Release

OSS Acquires Bressner Technology, Expands European Presence

ESCONDIDO, California – November 6, 2018 – One Stop Systems, Inc. (OSS) (Nasdaq: OSS), through its wholly-owned subsidiary, OSS GmbH, has acquired Bressner Technology GmbH, a leading specialized high-performance computing supplier in Europe.

Based in GRÖBENZELL, Germany near Munich, Bressner provides standard and customized servers, panel PCs, and PCIe expansion systems. Their primary headquarters provides manufacturing, test, sales and marketing services for customers throughout Europe and the Middle East. The company has over 700 customers throughout Europe. Its major OEM customers include Novartis, Ipsotek, Intel, Rohde & Schwarz, BMW, and others. Bressner generates revenue of approximately €14 million per year.

For 100% of the outstanding stock of Bressner Technology GmbH, OSS GmbH paid €4,725,000 in cash and 106,463 in newly-issued restricted shares of OSS common stock.

“This strategic acquisition of Bressner greatly expands our operations internationally,” said OSS president and CEO, Steve Cooper. “Through this acquisition, OSS has been able to establish a strong European presence which is key to our vision of rapid world-wide growth in the specialized high-performance computing marketplace.”

Bressner founder and managing director, Josef Bressner, and its managing director, Martin Stiborski, will continue to manage the Bressner business. “We have worked closely with OSS for the past 10 years,” commented Bressner. “We see OSS R&D capabilities greatly enhancing Bressner’s engineering capability, allowing us to pursue a wider scope of customers looking for a high degree of customization. So, we’re confident this acquisition is an ideal fit for our collective capabilities, and creates powerful synergies that will drive the growth and global reach of OSS.”

OSS VP of Sales and Marketing, Jim Ison: “With the Bressner sales, marketing and support teams in Europe, we can further expand into the EMEA market where we see strong demand for OSS specialized high-performance computing products. The Bressner support team will allow us to offer extended service level agreements to our core customers and make OSS products more attractive to the high growth AI and deep learning customers in the region.”

Additional details regarding the acquisition will be included in a Form 8-K filed by OSS with the U.S. Securities and Exchange Commission, accessible in the investor relations section of the company’s website at http://ir.onestopsystems.com/all-sec-filings.

About Bressner Technology GmbHBressner Technology GmbH provides standard and customized servers, panel PCs, and PCIe expansion systems. Founded in 1994 by Josef Bressner, the company has a manufacturing, test and sales office in the Gröbenzell, Germany and is ISO 9001 certified. Further information is available at www.bressner.de/en/

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures specialized high performance compute accelerators, flash storage arrays and customized servers for deep learning, AI, defense, finance and entertainment applications. OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative hardware and Ion Accelerator Software offers exceptional performance and unparalleled scalability. OSS products are available directly, through global distributors, or via its SkyScale cloud services. For more information, go to www.onestopsystems.com

Forward-Looking Statements

One Stop Systems (OSS) cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding the ability of OSS to continue to deliver superior solutions for high-performance computing and about the anticipated features and performance of its flash array products. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation, risks associated with meeting and maintaining ISO certification standards, maintaining performance standards, impacts, costs and other features in our product lines and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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One Stop Systems, Inc.

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Ronald Both or Grant Stude

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